EXHIBIT 99.1

N E W S  R E L E A S E

Contact:	John A. Maurer
Vice President,
Treasurer and Investor Relations
Foot Locker, Inc.
(212) 720-4092

FOOT LOCKER, INC. REPORTS 2014 FIRST QUARTER RESULTS

•      Net Income of $1.10 Per Share, a Record Quarterly Result

•      Earnings Per Share Increased 22 Percent

•      Comparable-Store Sales Increased 7.6 Percent

NEW YORK, NY, May 23, 2014 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its first quarter ended May 3, 2014.

First Quarter Results

Net income for the Company’s first quarter ended May 3, 2014 was $162 million, or $1.10 per share, compared with net income of $138 million, or $0.90 per share, last year. First quarter comparable-store sales increased 7.6 percent. Total first quarter sales increased 14 percent, to $1,868 million this year, compared with sales of $1,638 million for the corresponding prior-year period. Excluding the effect of foreign currency fluctuations, total sales for the first quarter increased 13.4 percent.

“We are off to a great start in 2014, with our first quarter results representing the highest quarterly sales and profits in our history as an athletic company --- for the third consecutive year,” said Ken C. Hicks, Chairman of the Board and Chief Executive Officer. “Every person in our company is playing an important role in producing our current strong performance, bringing passion, energy, and excellence to the execution of our strategies and initiatives as we work towards the achievement of our long-term financial and operational objectives.”

The Company’s gross margin rate improved to 34.6 percent of sales from 34.2 percent a year ago, while the rate of selling, general, and administrative expenses improved to 19.0 percent of sales from 19.2 percent.

“The Company executed its operating plans effectively and efficiently in the first quarter,” said Lauren B. Peters, Executive Vice President and Chief Financial Officer. “We delivered results in line with or better than our expectations on just about every financial and operational metric, and we continue to test and develop opportunities we believe can improve our performance even further in the future.”

Non-GAAP Adjustments

During the first quarter, the Company incurred approximately $2 million of expenses related to the impairment of a trade name and Runners Point Group integration costs. Excluding these items, first quarter earnings were $1.11 per share on a non-GAAP basis, an increase of 22 percent over the record $0.91 that the Company earned in the first quarter last year after adjusting for Runners Point Group acquisition costs. A reconciliation of GAAP to non-GAAP results is provided in the table below.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Financial Position

At May 3, 2014, the Company’s merchandise inventory was $1,268 million, 8.5 percent higher than at the end of the first quarter last year. Excluding Runners Point Group and using constant currencies, inventory increased 3.2 percent. The Company’s cash and short-term investments totaled $1,007 million, while the debt on its balance sheet was $138 million.

The Company spent approximately $70 million to repurchase 1.53 million shares during the quarter.

Store Base Update

During the first quarter, the Company opened 27 new stores, remodeled/relocated 49 stores and closed 36 stores. As of May 3, 2014, the Company operated 3,464 stores in 23 countries in North America, Europe, Australia, and New Zealand. In addition, 47 franchised Foot Locker stores were operating in the Middle East and South Korea, as well as 27 franchised Runners Point and Sidestep stores in Germany and Switzerland.

The Company is hosting a live conference call at 9:00 a.m. (EDT) today, May 23, 2014, to review these results, provide comments on the status of its current initiatives, and discuss trends in its business and the athletic industry. This conference call may be accessed live by dialing 888-771-4371 (U.S. and Canada) or 847-585-4405 (International) using the passcode 37245713, or via the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. Please log on to the website 15 minutes prior to the call in order to download any necessary software. A replay of the call will be available via webcast from the same Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com through June 6, 2014.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, deterioration of global financial markets, economic conditions worldwide, deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with global product sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution.

For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the 2013 Annual Report on Form 10-K. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.

Condensed Consolidated Statements of Operations

(unaudited)

Periods ended May 3, 2014 and May 4, 2013

(In millions, except per share amounts)

	First Quarter
	2014	2013
Sales	$1,868	$1,638

Cost of sales	1,222	1,077
SG&A	355	315
Depreciation & amortization	36	31
Impairment charge(1)	1	-
Interest expense, net	1	1
Other income	(1)	(2)
	1,614	1,422

Income before taxes	$254	$216
Income tax expense	92	78
Net income	$162	$138

Diluted EPS	$1.10	$0.90

Weighted-average diluted shares outstanding	147.6	152.7

Reconciliation of GAAP	First Quarter
to Non-GAAP results	2014		2013
	After tax	EPS	After tax	EPS
GAAP net income results	$162	$1.10	$138	$0.90

Add back:
Trade name impairment(1)	1	0.01	-	-
RPG integration costs (2)	1	-	1	0.01

Non-GAAP results	$164	$1.11	$139	$0.91

Footnote to explain adjustments

(1)	Write-down of trade name in Ireland acquired in 2004.
(2)	Costs associated with the acquisition and integration of Runners Point Group.

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FOOT LOCKER, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(In millions)

	May 3, 2014	May 4, 2013
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$1,007	$1,105
Merchandise inventories	1,268	1,169
Other current assets	243	174
	2,518	2,448

Property and equipment, net	598	504
Deferred tax assets	245	263
Other assets	308	250
	$3,669	$3,465

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$354	$352
Accrued and other liabilities	355	290
Current portion of capital lease obligations	3	-
	712	642

Long-term debt and obligations under capital leases	135	132
Other liabilities	229	216
SHAREHOLDERS’ EQUITY	2,593	2,475
	$3,669	$3,465

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FOOT LOCKER, INC.

Store and Square Footage

(unaudited)

Store activity is as follows:

	February 1, 2014	Opened	Closed	May 3, 2014	Relocations /Remodels
Foot Locker US	1,044	2	5	1,041	18
Foot Locker Europe	604	7	7	604	5
Foot Locker Canada	128	-	-	128	1
Foot Locker Asia Pacific	92	1	1	92	1
Lady Foot Locker	257	2	18	241	1
Kids Foot Locker	336	10	1	345	10
Footaction	277	-	1	276	5
Champs Sports	542	4	2	544	8
Runners Point Group	193	1	1	193	-
Total	3,473	27	36	3,464	49

Selling and gross square footage is as follows:

	February 1, 2014		May 3, 2014
(in thousands)	Selling	Gross	Selling	Gross
Foot Locker US	2,492	4,301	2,495	4,315
Foot Locker Europe	836	1,815	842	1,826
Foot Locker Canada	270	423	270	422
Foot Locker Asia Pacific	126	205	125	204
Lady Foot Locker	351	592	333	561
Kids Foot Locker	477	830	498	862
Footaction	811	1,287	808	1,284
Champs Sports	1,894	2,886	1,898	2,898
Runners Point Group	214	366	214	366
Total	7,471	12,705	7,483	12,738

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